SCHEDULE 14C

               INFORMATION REQUIRED IN INFORMATION STATEMENT

                         SCHEDULE 14C/A INFORMATION

     Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (SUPPLEMENT)

Check the appropriate box:

|_|  Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|  Definitive Information Statement

                           ROHN INDUSTRIES, INC.
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                      (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A

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(2)  Aggregate number of securities to which transaction applies:
     N/A

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Filing Fee:
     $1,750. Fee determined pursuant to Rule 0-11(c)(2) based upon a bona fide estimate of the aggregate proceeds of $8,750,000 upon the sale of substantially all of the assets of Registrant and its subsidiaries.
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(4)  Proposed maximum aggregate value of transaction:
     $8,750,000
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(5)  Total fee paid:
     $1,750
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|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, schedule or registration statement no.:

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(3)  Filing party:

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(4)  Date filed:

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

[LOGO]

                           ROHN INDUSTRIES, INC.
                            6718 WEST PLANK ROAD
                           PEORIA, ILLINOIS 61604
                            TEL: (309) 697-4400

                      ADDITIONAL MATERIALS RELATING TO
                           INFORMATION STATEMENT
                          DATED DECEMBER 11, 2002



                              EXPLANATORY NOTE

          On December 11, 2002, ROHN Industries, Inc., a Delaware corporation ("ROHN"), filed with the Securities and Exchange Commission a definitive Information Statement on Schedule 14C (the "Information Statement") informing stockholders about two proposals relating to a proposed sale of substantially all of ROHN's assets to a special purpose entity created by Platinum Equity LLC (the "Proposed Sale") and, in the event the Proposed Sale could not be consummated, a third proposal regarding a proposed sale or transfer of a substantial portion of ROHN's assets to a special purpose entity created by the lenders under ROHN's bank credit facility (the "Alternative Transaction"). The Proposed Sale and the Alternative Transaction are described in more detail in the Information Statement and the additional materials included in this filing.

          ROHN is now filing the following additional materials relating to the Alternative Transaction: (i) the Asset Purchase Agreement, dated as of December 31, 2002 (the "Alternative Transaction Asset Purchase Agreement"), by and among ROHN, ROHN Enclosures, Inc., ROHN, Inc., ROHN Construction, Inc., ROHN Products, Inc., ROHN Installation Services, Inc., and Fogson, L.L.C., a special purpose entity created by the lenders under ROHN's bank credit facility; (ii) the written consent of ROHN's majority stockholder, the UNR Asbestos-Disease Claims Trust, approving the transactions contemplated by the Alternative Transaction Asset Purchase Agreement, (iii) a Press Release, dated December 30, 2002, issued by ROHN, announcing the termination by the special purpose entity created by Platinum Equity LLC of the agreement relating to the Proposed Sale and ROHN's intention to attempt to consummate the Alternative Transaction, and (iv) a Press Release, dated January 2, 2003, issued by ROHN, announcing, among other things, the consummation of the transactions contemplated by the Alternative Transaction Asset Purchase Agreement. These materials are attached to this filing.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                       By Order of the Board of Directors,

                                       /s/ Alan R. Dix
                                       Alan R. Dix
                                        Secretary

Peoria, Illinois
January 10, 2003

                          ASSET PURCHASE AGREEMENT


                                By and Among

                           ROHN INDUSTRIES, INC.,
                           ROHN ENCLOSURES, INC.,
                                ROHN, INC.,
                          ROHN CONSTRUCTION, INC.,
                            ROHN PRODUCTS, INC.,
                     ROHN INSTALLATION SERVICES, INC.,


                                    and

                               FOGSON, L.L.C.

                           ---------------------



                       Dated as of December 31, 2002


                           ---------------------

                             TABLE OF CONTENTS
                                (continued)
                                                                       PAGE


ARTICLE I      PURCHASE AND SALE OF ASSETS.....................................2

         Section 1.1       Sale and Transfer of Assets.........................2

         Section 1.2       Retained Assets.....................................3

         Section 1.3       Assignability and Consents..........................3

ARTICLE II     LIABILITIES.....................................................4

         Section 2.1       Liabilities.........................................4

ARTICLE III           PURCHASE PRICE...........................................5

         Section 3.1       Payment.............................................6

         Section 3.2       Purchase Price Allocation...........................6

ARTICLE IV     CLOSING.........................................................6

         Section 4.1       General.............................................6

         Section 4.2       Documents to be Delivered by Sellers................6

         Section 4.3       Documents to be Delivered by Buyer..................7

ARTICLE V      REPRESENTATIONS AND WARRANTIES..................................8

         Section 5.1       Representations and Warranties of Sellers...........8

         Section 5.2       Representations and Warranties of Buyer............18

         Section 5.3       General............................................19

ARTICLE VI     COVENANTS OF SELLERS...........................................19

         Section 6.1       Maintenance of, and Access to, Records.............19

         Section 6.2       Accounts Receivable................................19

         Section 6.3       Plant Closing Obligations..........................20

         Section 6.4       Further Assurances.................................20

ARTICLE VII    CERTAIN ADDITIONAL COVENANTS...................................20

         Section 7.1       Expenses; Transfer Taxes...........................20

         Section 7.2       Press Releases and Disclosure......................20

         Section 7.3       Defense of Claims..................................21

         Section 7.4       Employee Matters...................................21

         Section 7.5       License to Alabama and Illinois Facilities.........21

         Section 7.6       Technical Support..................................21

         Section 7.7       Existing Leases....................................21

ARTICLE VIII   INDEMNIFICATION................................................22

         Section 8.1       Indemnification by Buyer...........................22

         Section 8.2       Indemnification by Sellers.........................22

         Section 8.3       Notice of Claim; Right to Participate in and
                           Defend Third Party Claim...........................24

         Section 8.4       Setoff.............................................24

         Section 8.5       Time Limitations on Claims for Indemnification.....24

         Section 8.6       Maximum and De Minimis Amounts; Recoveries
                           Limited............................................25

         Section 8.7       Exclusions.........................................25

         Section 8.8       Insurance..........................................25

ARTICLE IX     MISCELLANEOUS..................................................26

         Section 9.1       Amendments.........................................26

         Section 9.2       Entire Agreement...................................26

         Section 9.3       Governing Law......................................26

         Section 9.4       Severability.......................................26

         Section 9.5       Forum Selection and Consent to Jurisdiction........26

         Section 9.6       Waiver of Jury Trial...............................26

         Section 9.7       Notices............................................27

         Section 9.8       Counterparts.......................................28

         Section 9.9       Assignment.........................................28

         Section 9.10      Waivers............................................28

         Section 9.11      Schedules..........................................28

         Section 9.12      Headings...........................................28

         Section 9.13      Certain Definitions................................28

         Section 9.14      Remedies Not Exclusive.............................29

         Section 9.15      Gender and Number..................................29

         Section 9.16      Third Parties......................................29

                                 SCHEDULES

Schedule 1.1         Acquired Assets
Schedule 1.3         Required Consents
Schedule 3.2         Purchase Price Allocation
Schedule 5.1(c)      Conflicts; Defaults
Schedule 5.1(d)      Liens
Schedule 5.1(g)      Inventories
Schedule 5.1(h)      Litigation
Schedule 5.1(i)      Regulatory Compliance
Schedule 5.1(k)      Permits
Schedule 5.1(l)      Environmental and Safety Compliance
Schedule 5.1(m)      Taxes
Schedule 5.1(n)      Insurance
Schedule 5.1(o)      Approvals
Schedule 5.1(q)      Warranties
Schedule 5.1(u)      Employee Benefit Plans
Schedule 7.5         Terms of License

                           TABLE OF DEFINED TERMS

DEFINED TERM                                    SECTION
------------                                    -------

Accounts Receivable                             1.1(a)
Acquired Assets                                 1.1
Affiliate                                       9.13(a)
Agreement                                       Preamble
Borrowers                                       Preliminary Statements
Business                                        Preliminary Statements
Business Records                                1.1(b)
Buyer                                           Preamble
Buyer Indemnified Parties                       8.2(II)
Closing                                         4.1
Closing Date                                    4.1
Code                                            3.2
Consents                                        1.3(a)
Covered Claim                                   8.2(IV)
Credit Agreement                                Preliminary Statements
Damages                                         8.1
Environmental Conditions                        5.1(l)(v)(A)(1)
Environmental Laws                              5.1(l)(i)
ERISA                                           5.1(d)
ERISA Affiliate                                 5.1(u)(i)
ERISA Event                                     5.1(u)(iii)
Existing Leases                                 5.1(e)
Fee Property                                    1.1(a)
Fixed Assets                                    1.1(a)
Governmental Authorities                        1.1(d)
Governmental Authority                          1.1(d)
Hazardous Materials                             5.1(l)(v)(A)(2)
Inventories                                     1.1(a)
Inventory                                       1.1(a)
Laws                                            2.1(d)
Lenders                                         Preliminary Statements
Liabilities                                     2.1
Liens                                           4.2(b)
Loans                                           3.1
Multiemployer Plan                              5.1(u)(iii)
Nonassignable Items                             1.3(b)
Parent                                          Preamble
PBGC                                            5.1(u)(iii)
Pension Plan                                    5.1(u)(iii)
Permits                                         1.1(d)
Permitted Liens                                 5.1(d)
Person                                          1.3(a)
Plan                                            5.1(u)
Plans                                           5.1(u)
Proratable Items                                5.1(m)
Purchase Price                                  3.1
Release                                         5.1(l)(v)(A)(3)
Reportable Event                                5.1(u)(iii)
ROHN Construction                               Preamble
ROHN Enclosures                                 Preamble
ROHN Installation                               Preamble
ROHN Products                                   Preamble
ROHN Sub                                        Preamble
Seller                                          Preamble
Sellers                                         Preamble
Settlement Agreement                            4.2(h)
Site                                            5.1(l)(v)(A)(4)
Subject Property                                See Schedule 7.5(b)
Tax                                             5.1(m)
Taxes                                           5.1(m)
Third Party Claim                               8.3(a)
Threshold Amount                                8.6(b)
Title Insurance Policies                        4.2(g)
Transaction Documents                           5.1(a)
WARN                                            2.1(h)

                          ASSET PURCHASE AGREEMENT
                          ------------------------

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 2002, is among ROHN Industries, Inc., a Delaware corporation ("Parent"), ROHN Enclosures, Inc., an Arizona corporation ("ROHN Enclosures"), ROHN, Inc., an Alabama corporation ("ROHN Sub"), ROHN Construction, Inc., a Texas corporation ("ROHN Construction"), ROHN Products, Inc., an Indiana corporation ("ROHN Products"), ROHN Installation Services, Inc., a Delaware corporation ("ROHN Installation", and together with Parent, ROHN Enclosures, ROHN Sub, ROHN Construction and ROHN Products, each a "Seller" and collectively the "Sellers"), and Fogson, L.L.C., a Delaware limited liability company ("Buyer").

                          PRELIMINARY STATEMENTS:
                          ----------------------

     A. Sellers presently conduct business at 6718 W. Plank Road, Peoria, Illinois 61604, 1001 N. Jefferson Avenue, Casa Grande, Arizona 85222, 3595 West State Road 28, Frankfort, Indiana 46041, and 1100 Industrial
Boulevard, Bessemer, Alabama 35022 (as so operated by Sellers, the
"Business").

     B. Sellers are parties to the Credit Agreement dated as of March 8, 2001 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Credit Agreement"), among Parent and certain of its domestic subsidiaries, including the other Sellers, as borrowers (collectively, the "Borrowers"), LaSalle Bank National Association, as administrative agent, and the lenders party thereto (the "Lenders"), under which the Lenders provided the Borrowers with a credit facility.

     C. Due to violations of Credit Agreement covenants by the Borrowers, an Event of Default has existed under the Credit Agreement since April 30, 2002.

     D. The Lenders have agreed to contribute a specified amount of indebtedness under the Credit Agreement to Buyer, which Buyer is willing to convey to Sellers in exchange for certain assets of the Business (as more specifically detailed herein).

     E. Accordingly, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration had and received, Buyer and Sellers, on the basis of, and in reliance on, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:


                                 AGREEMENT:
                                 ---------

                                 ARTICLE I
                        PURCHASE AND SALE OF ASSETS

     Section 1.1 Sale and Transfer of Assets. At the Closing (as hereinafter defined) and effective as of the Closing Date (as hereinafter defined), Buyer shall purchase and acquire from Sellers, and Sellers shall sell, transfer, convey, assign and deliver to Buyer, all of the following assets, properties, rights and interests owned, used, occupied or held by or for the benefit of Sellers in the operation of the Business:

          (a) Acquired Assets. All of the assets listed on Schedule 1.1 including, without limitation, the accounts receivable (the accounts receivable set forth thereon, the "Accounts Receivable"), inventory (the inventory set forth thereon, the "Inventory" or "Inventories"), fixed assets (the fixed assets set forth thereon, the "Fixed Assets"), and real property rights and interests, which rights and interests are deemed to include (i) the land more particularly described on such schedule, which descriptions are incorporated herein by reference,
     (ii) all buildings, structures, and leasehold improvements located thereon and all appurtenances relating thereto, and (iii) all fixtures affixed to said premises, including, without limitation, all of the electrical, heating, plumbing, air conditioning, air compression and all other systems located on said premises, and all other structures, fences and improvements (all such real property rights and interests, the "Fee Property"), set forth thereon, provided, however that inventory or accounts receivable not in excess of $20,000 in the aggregate set forth thereon sold at fair market value or paid in full, respectively, in the ordinary course of business in accordance with past practice prior to the Closing Date shall not be included in the Acquired Assets.

          (b) Business Records. All books and records relating to the Acquired Assets (as hereinafter defined), including, without limitation, all files, invoices, forms, accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, employment records, studies, reports or summaries relating to any Environmental Laws (as hereinafter defined), and other books and records relating to the Acquired Assets, and any confidential information which has been reduced to writing or other tangible medium relating to or arising out of the Business and relating to the Acquired Assets but not including books and records relating to taxes (collectively, the "Business Records");

          (c) Rights Under Warranties. All rights, claims and benefits of any Seller in, to or under any express or implied warranties from the suppliers of goods or services included in the Acquired Assets (including any coverage rights under product liability or other insurance maintained by any of such suppliers for the benefit of any Seller);

          (d) Permits. All licenses, permits, approvals, variances, waivers or consents (collectively, the "Permits"), to the extent transferable, issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (each a "Governmental Authority" and collectively "Governmental Authorities") and used in or necessary to the operation of the Acquired Assets; and

          (e) Insurance. All rights, claims and benefits of any Seller in, to or under all insurance policies maintained by such Seller for or related to the Acquired Assets with respect to such Acquired Assets.

All of the assets, properties, rights and interests owned, used, occupied or held by or for the benefit of Sellers in the operation of the Business that are to be sold, transferred, conveyed, assigned and delivered by Sellers to Buyer at the Closing as contemplated herein are referred to herein collectively as the "Acquired Assets".

     Section 1.2 Retained Assets. Buyer shall in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any assets not described in Section 1.1.

     Section 1.3  Assignability and Consents.

          (a) Required Consents. Schedule 1.3 sets forth a list of all Acquired Assets, including Permits, which are nonassignable or nontransferable or cannot be subleased to Buyer without the consent of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, entity or Governmental Authority (each, a "Person"). Sellers have commenced and shall continue to take, or cause to be taken by others, all necessary actions reasonably required to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete sale, conveyance, assignment, sublease or transfer of the Acquired Assets, and to consummate and make effective the transactions contemplated by this Agreement and to continue such efforts as may be required after the Closing Date to facilitate the full and expeditious transfer of legal title, or the sublease, as the case may be, of the Acquired Assets.

          (b) Nonassignable Items. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to sell, convey, assign, sublease or transfer any Acquired Assets, including Permits, if an attempted sale, conveyance, assignment, sublease or transfer thereof, without the Consent of another party thereto or a Governmental Authority would constitute a breach of, or in any way affect the rights of any Seller or Buyer with respect to such Acquired Asset ("Nonassignable Items"). Each Seller shall use its reasonable best efforts and Buyer shall cooperate in all reasonable respects with Sellers to obtain and satisfy all Consents and to resolve all impracticalities of sale, conveyance, assignment, sublease or transfer necessary to convey to Buyer all Nonassignable Items. If any such Consents are not obtained and satisfied or if an attempted sale, conveyance, assignment, sublease or transfer would be ineffective, Sellers and their appropriate Affiliates shall at the Closing enter into such arrangements (including related written agreements) as Buyer may reasonably request to fairly compensate Buyer for the loss of, or to provide to Buyer the benefit of, any such Nonassignable Items (it being acknowledged that such arrangement may include obligations imposed on Sellers and such Affiliates promptly to pay to Buyer when received all monies and other items of value received by Sellers and such Affiliates under any such Nonassignable
     Item).

                                 ARTICLE II
                                LIABILITIES

     Section 2.1 Liabilities. Sellers shall retain, and Buyer shall not assume, or be responsible or liable with respect to, any liabilities or obligations of, any Seller, or otherwise relating to the Business or any present or former owner, operator thereof, whether or not of, associated with, or arising from, any of the Acquired Assets, and whether fixed, contingent or otherwise, known or unknown, relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Business, or the ownership, possession, use, operation or sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated with the Business). In addition, Sellers shall retain and Buyer shall not assume, or be responsible or liable with respect to, any or all of the following liabilities or obligations:

          (a) Liabilities Relating to the Sale of Acquired Assets. All liabilities and obligations of any Seller or any of its Affiliates, or their respective directors, officers, shareholders or agents, arising out of, or relating to, this Agreement or the transactions contemplated hereby, whether incurred prior to, at, or subsequent to the Closing Date, including, without limitation, all finder's or broker's fees and expenses, and any and all fees and expenses of any attorneys, accountants or other professionals retained by or on behalf of any Seller or any of its Affiliates;

          (b) Employee-Related Liabilities. All liabilities and obligations to any persons at any time employed by any Seller or its Affiliates or their respective predecessors-in-interest in the Business at any time or to any such person's spouses, children, other dependents or beneficiaries, with respect to incidents, events, exposures or circumstances occurring at any time during the period or periods of any such persons' employment by any Seller or its Affiliates or their respective predecessors-in-interest, whenever such claims mature or are asserted, including, without limitation, all liabilities and obligations arising (i) under any Plans (as hereinafter defined), (ii) under any employment, wage and hour restriction, equal opportunity, discrimination, plant closing or immigration and naturalization laws,
     (iii) under any collective bargaining Laws, agreements or arrangements, or (iv) in connection with any workers' compensation or any other employee health, accident, disability or safety claims;

          (c) Litigation. All liabilities and obligations relating to any litigation, action, suit, claim, investigation or proceeding pending on the date hereof, or constituted hereafter, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Business as operated by any Seller or any of its Affiliates (or any of their respective predecessors-in-interest), or the ownership, possession, use, operation, sale or other disposition prior to the Closing Date of any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business);

          (d) Product, Environmental and Safety Liability. All liabilities and obligations relating to the Business or the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business or the Acquired Assets), based in whole or in part on events or conditions occurring or existing prior to the Closing Date and connected with, arising out of or relating to (i) any dispute for services rendered or goods manufactured, including, without limitation, product warranty claims and product liability claims, and claims for refunds, returns, personal injury and property damage, (ii) Hazardous Materials, Environmental Laws or Environmental Conditions (all as hereinafter defined), (iii) claims relating to employee health and safety, including claims for injury, sickness, disease or death of any Person, or (iv) compliance with any statutes, laws, rules, judgments, regulations, orders, ordinances, codes or decrees of Governmental Authorities (collectively, "Laws") relating to any of the foregoing;

          (e) Taxes. All liabilities and obligations of any Seller or any of its Affiliates (or any of their respective predecessors-in-interest) for any Taxes (as hereinafter defined) due or becoming due by reason of (i) the conduct of the Business on or prior to the Closing Date, or (ii) the ownership, possession, use, operation, purchase or acquisition of any of the Acquired Assets on or prior to the Closing Date other than sales of an Acquired Asset by Buyer after the Closing or (iii) the sale of the Acquired Assets to Buyer;

          (f) Breach of Agreement. All liabilities and obligations, known or unknown, fixed, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty, covenant, obligation or agreement of any Seller set forth in this Agreement or in any of the other documents or agreements contemplated hereby;

          (g) Post-Closing Date. All liabilities and obligations incurred by any Seller or its Affiliates or their respective directors, officers, shareholders, agents or employees after the Closing Date; or

          (h) Shutdown Costs. Any liabilities or obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the shutdown of any of the operations and facilities utilized by any Seller in connection with the Business, including, without limitation, any action which could be construed as a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101-2109 ("WARN"), or any "employment loss," as defined in WARN, which any employee of any Seller or any of its Affiliates may suffer or may be deemed to suffer.

All of the liabilities and obligations referenced in this Section 2.1, including in the first sentence hereof, are referred to herein collectively as the "Liabilities".

                                ARTICLE III
                               PURCHASE PRICE

     Section 3.1 Payment. In full consideration for the transfer of the Acquired Assets, at the Closing Buyer shall transfer to Sellers an aggregate principal amount of $7,398,191 of outstanding principal amount of Loans (as defined in the Credit Agreement) (the "Purchase Price"), which transfer shall be deemed effected by execution and delivery of the Notes (as defined in the Amended and Restated Credit Agreement, dated as of the date hereof, among Sellers, LaSalle Bank National Association, the lenders party thereto and the other parties party thereto).

     Section 3.2 Purchase Price Allocation. The Purchase Price represents the amount agreed upon by the parties to be the aggregate value of the Acquired Assets, and shall be allocated among the Acquired Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the applicable Treasury Regulations thereunder, on the basis of the fair market values of the Acquired Assets, which the parties have agreed are or shall be as set forth on Schedule 3.2. Each of the parties shall report the purchase and sale of the Acquired Assets, including, without limitation, in all federal, foreign, state, local and other Tax returns and reports prepared and filed by or for any Seller or Buyer, in accordance with the basis of allocation of the Purchase Price described in this Section 3.2, and no party shall take any position with any taxing authority that is inconsistent with the purchase and sale being a fully taxable transaction with the Purchase Price allocated as described in this Section 3.2.

                                ARTICLE IV
                                  CLOSING

     Section 4.1 General. As used in this Agreement, the "Closing" shall mean the time at which Sellers consummate the sale, assignment, transfer and delivery of the Acquired Assets to Buyer as provided herein by the execution and delivery by Sellers of the documents and instruments referred to in Section 4.2 against delivery by Buyer of the documents and payments provided in Sections 3.1 and 4.3. The Closing shall take place at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Suite 3500, Chicago, Illinois 60601, at 10:00 A.M. Central time on December 31, 2002 (the "Closing Date"). Legal title, equitable title and risk of loss with respect to the Acquired Assets shall not pass to Buyer until the Acquired Assets are transferred at the Closing, which transfer, once it has occurred, shall be deemed effective for tax, accounting and other computational purposes as of the Closing.

     Section 4.2 Documents to be Delivered by Sellers. At the Closing, Sellers shall deliver to Buyer:

          (a) Copies of (i) the resolutions of the Boards of Directors and controlling shareholder of each Seller, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, (ii) each Seller's respective Articles or Certificates of Incorporation, and (iii) each Seller's respective Bylaws, all certified by the respective corporate Secretary or Assistant Secretary of such Seller to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

          (b) A bill of sale transferring the Acquired Assets to Buyer, free and clear of any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions (including, in the case of real property, rights of way, use restrictions, and other variances, reservations or limitations of any nature) or encumbrances whatsoever (collectively, "Liens") other than Permitted Liens (as hereinafter defined);

          (c) Good standing and tax certificates for each Seller (other than Rohn Construction) from its jurisdiction of incorporation and, in the case of Parent, the State of Illinois, dated not more than ten business days prior to the Closing;

          (d) An incumbency certificate of the officers of each Seller;

          (e) A deed or deeds of general warranty in recordable form conveying the Fee Property to Buyer, free and clear of all Liens whatsoever except for Permitted Liens;

          (f) At Sellers' expense, good and valid title insurance policies or, in final form, irrevocable title insurance commitments issued by Chicago Title Insurance Company (the "Title Insurance Policies"), dated as of the Closing Date, insuring Buyer's title as fee owner in each parcel of real property included in the Fee Property, access rights to such property and specific survey facts, if any, free and clear of all Liens and other exceptions (including mechanics' liens) other than Permitted Liens;

          (g) An executed counterpart by Parent of a Settlement Agreement between Parent and Buyer pertaining to the real property located at 6718 W. Plank Road, Peoria, Illinois 61604 (the "Settlement
     Agreement");

          (h) each Seller that transfers real property that is a United States real property interest (as defined in Section 897 of the Code) shall have furnished to Buyer on or before the Closing Date a Non-foreign Person affidavit as required by Section 1445 of the Code;

          (i) Releases, including, without limitation, termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens to which the Acquired Assets are subject, other than Permitted Liens, which releases shall be effective at or prior to the Closing; and

          (j) Such other deeds, bills of sale, certificates of title, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, conveyance and transfer (including, without limitation, all affidavits, releases and other instruments necessary for the issuance of the Title Insurance Policies) in form and substance satisfactory to Buyer and its counsel, as are required to effectively vest in Buyer good and valid (and in the case of real property, marketable) title in and to all of the Acquired Assets, free and clear of any and all Liens other than Permitted Liens.

     Section 4.3 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Sellers:

          (a) A copy of (i) the resolutions of the members of Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, (ii) Buyer's Certificate of Formation, and (iii) Buyer's Limited Liability Company Agreement, all certified by the Manager of Buyer to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

          (b) Evidence of the delivery of the Purchase Price;

          (c) Good standing certificates for Buyer from the Secretary of State of Delaware, dated not more than ten business days prior to the Closing; and

          (d) Buyer's executed counterpart of the Settlement Agreement.

                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

     Section 5.1 Representations and Warranties of Sellers. Subject only to those exceptions and qualifications listed and described on the Schedules attached to this Agreement, Sellers, jointly and severally, hereby represent and warrant to Buyer that:

          (a) Organization and Standing; Power and Authority. Each Seller is a corporation duly organized, validly existing and (except with respect to Rohn Construction) in good standing under the laws of the state of its incorporation as set forth in the preamble to this Agreement. Each Seller has full corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted, and to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of the Acquired Assets or the operation of the Business requires such qualification. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by any Seller in connection herewith (collectively, the "Transaction Documents") have been, or upon execution thereof will be, duly executed and delivered by such Seller, as the case may be. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the Board of Directors and controlling shareholder of each Seller, and constitute the valid and binding obligations of each Seller, enforceable in accordance with their respective terms.

          (b) Articles and Bylaws. The copies of the Certificate or Articles of Incorporation of each Seller, certified by the Secretary of State of such Seller's state of incorporation, and the Bylaws of each Seller, provided to Buyer are true, correct and complete.

          (c) Conflicts; Defaults. Except as set forth on Schedule 5.1(c), neither the execution and delivery of this Agreement and the other agreements and instruments executed or to be executed in connection herewith by any Seller, nor the performance by any Seller of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of any Seller's Certificate or Articles of Incorporation, Bylaws, or violate or conflict with in any material respect or constitute a material default under any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which any Seller or the Acquired Assets are bound, (ii) result in the creation or imposition of any Liens in favor of any third Person upon any of the Acquired Assets, (iii) violate any Law, (iv) constitute an event that, after notice or lapse or time or both, would result in a material violation, conflict, default, acceleration, or creation or imposition of a Lien, or (v) constitute an event that, after notice of lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. Except as set forth on Schedule 5.1(c), no consent, novation, approval, filing or authorization will be required to be obtained or satisfied for the continued performance by Buyer following the Closing of any contract, agreement, commitment or undertaking included in the Acquired Assets. No Seller is in violation of or in default under its Certificate or Articles of Incorporation or Bylaws. Except as set forth on Schedule 5.1(c), no Seller is in violation in any material respect of or in material breach of any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which any Seller or the Acquired Assets is bound, or in the payment of any of Seller's monetary obligations or debts relating to the Business, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

          (d) Acquired Assets; Title to the Acquired Assets. All of the Acquired Assets are in good operating condition and repair, subject to normal wear and tear consistent with the age of the properties or assets, and are adequate and sufficient for the uses to which they are put in the Business. None of the Acquired Assets has any material defects or are in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not material in nature or cost. Sellers have good and valid title to, and the valid and enforceable power and unqualified right to use and transfer to Buyer, each of the Acquired Assets, including, without limitation, all dies, molds or other tooling or equipment included in the Acquired Assets, wherever located, and the Acquired Assets are free and clear of all Liens of any kind or nature whatsoever, except for Permitted Liens. The consummation of the transactions contemplated by this Agreement (including, without limitation, the transfer or assignment of the Acquired Assets, and all rights and interests therein, to Buyer as contemplated herein) will not adversely affect such title or rights, or any terms of the applicable agreements (whether written or oral) evidencing, creating or granting such title or rights. None of the Acquired Assets are subject to, or held under, any lease (other than the Existing Lease (as hereinafter defined)), mortgage, security agreement, conditional sales contract or other title retention agreement (in each case, other than in favor of members of Buyer), or are other than in the sole possession and under the sole control of Sellers. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and valid (and, in the case of the Fee Property, marketable) title to the Acquired Assets in Buyer, free and clear of all Liens of any kind or nature whatsoever, except for (i) Liens arising by operation of law that are, individually or in the aggregate, of immaterial amount (other than Taxes not included in clause (ii) hereof), other than under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 412 of the Code, (ii) Liens for current taxes, assessments, or governmental charges or levies on property not due and payable as of the Closing Date, (iii) Liens in favor of the administrative agent and the Lenders under the Credit Agreement, (iv) with respect to real property, the Existing Leases (as defined below), any zoning, building codes, and other land use laws regulating the use or having jurisdiction over real property that do not, individually or in the aggregate, have a material impact on the use or value of such property, (v) with respect to real property, any easements, covenants, conditions, restrictions, or similar matters of record affecting title to such property that would not or do not impair the use or occupancy of such property in its current use and operation and (vi) Liens set forth on Schedule 5.1(d) (the Liens described in clauses (i) through (vi) being collectively referred to herein as "Permitted Liens").

          (e) Real Property. Neither the whole nor any portion of any Fee Property has been condemned, requisitioned or otherwise taken by any Governmental Authority, and, to the best of Sellers' knowledge, no such condemnation, requisition or taking is threatened or contemplated. All buildings, structures, fixtures and appurtenances comprising part of the Fee Property are in good condition and have been well maintained, normal wear and tear excepted. Sellers have delivered to Buyer true and complete copies of any leases or occupancy agreements currently encumbering the Fee Property (the "Existing Leases").

          (f) Accounts Receivable; Collection; Trade Payables. All Accounts Receivable outstanding as of the Closing Date represent sales actually made in the ordinary and normal course of business. To the Sellers' knowledge, there are no counterclaims or setoffs against (or any basis therefor), or any other matter or condition likely to interfere with full and timely collection of, any of such outstanding Accounts Receivable. Schedule 1.1 sets forth an aged listing by customer of the Accounts Receivable that are outstanding as of December 19, 2002.

          (g) Inventories. Except as set forth on Schedule 5.1(g), all of the Inventories are of a quality and quantities usable or salable in the ordinary and normal course of business, and there are no damaged or obsolete items or items of below standard quality included therein. The value for the Inventory stated on Schedule 1.1 reflects the value on a first-in, first-out basis and reflects writeoffs or writedowns for damaged or obsolete items, or items of below standard quality, in accordance with the historical inventory policy and practices of Sellers.

          (h) Litigation. Except as set forth on Schedule 5.1(h), no Seller is subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority relating to the Business, and there exists no material litigation, action, suit, claim or proceeding pending, or, to the best of Sellers' knowledge, any litigation, action, suit, investigation, claim or proceeding threatened against or affecting any Seller, the Business or the Acquired Assets, or any employee associated with the Business or the Acquired Assets, or which would affect the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority, including, without limitation, claims for product warranty, product liability, antitrust, unfair competition, price discrimination or other liability or obligation relating to products of the Business, whether manufactured or sold by any Seller, any of their Affiliates or any of their respective predecessors-in-interest in respect of the Business, or which would adversely affect the transactions contemplated by this Agreement, and, to the Sellers' knowledge, no one has grounds to assert any such litigation, action, suit, claim or proceeding. Set forth on Schedule 5.1(h) is a description of (i) all litigation, actions, suits, investigations, claims and proceedings asserted, brought or, to Sellers' knowledge, threatened against any Seller or its Affiliates or predecessors-in-interest in respect of the Business during the one-year period preceding the date hereof that is
     (x) material and (y) solely with respect to litigation actually filed, not dismissed, settled or otherwise fully and finally resolved, together with a description of the outcome or present status thereof, and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against any Seller with respect to the Business within the past three years. None of the matters set forth on Schedule 5.1(h) relate to Acquired Assets.

          (i) Regulatory Compliance. Except as set forth on Schedule 5.1(i), the Business has been conducted, the Acquired Assets have been maintained and each Seller is currently in material compliance with all applicable Laws (including, without limitation, all laws relating to zoning, building codes, civil rights, occupational health and safety, antitrust, consumer protection, currency exchange, equal opportunity, pensions, securities and trading-with-the-enemy), and no material expenditures are or will be required to comply with any such laws, regulations and orders of Governmental Authorities. No Seller is, with respect to the Business, in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in material default under, the terms of any judgment, decree, order, writ or injunction of any Governmental Authority, whether at law or in equity.

          (j) Brokers, Finders and Agents. No Seller is directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

          (k) Permits. Schedule 5.1(k) contains a true, correct and complete list of all Permits issued to any Seller that are currently used by such Seller in connection with the Acquired Assets (except for the operations relating to Sellers' or their Affiliates' equipment enclosures business). Each Seller has, and is in full compliance in all material respects with, all Permits that are necessary or required for the operation of the Acquired Assets, all of which Permits are in full force and effect. There has been no change in the facts or circumstances reported or assumed in the application for or granting of such Permits which could have a negative impact on the continuing availability, effectiveness or enforceability of any such Permit. No Seller's operation of the Business during the pendency of its applications, if any, for Permits violates any law, regulation or order of any Governmental Authority.

          (l) Environmental and Safety Compliance.

               (i) Notwithstanding any other provision in this Agreement, this Section 5.1(l) contains the exclusive representations of Sellers concerning matters arising under or relating to any and all federal, state or local statutes, laws, rules, regulations, ordinances or common law, including any judicial or administrative orders, consent decrees or judgments, relating to pollution, protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distributions, handling, Release or threatened Release of Hazardous Materials ("Environmental Laws").

               (ii) Except as specified in Schedule 5.1(l):

               (A) Each Seller (with respect to the Acquired Assets) and all purchased real property is in material compliance with all, and each Seller (with respect to the Acquired Assets) has no material liability under any, applicable Environmental Laws.

               (B) There are no present or past material Environmental Conditions relating to any Seller (with respect to the Acquired Assets), any purchased real property or, to Sellers' knowledge, any real property formerly owned or operated by the Sellers (with respect to the Acquired Assets);

               (C) No Seller (with respect to the Acquired Assets) is a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations, remediation or corrective actions under any Environmental Law, except for sites, investigations, remediation or corrective actions that would not reasonably be expected to be material;

               (D) No Seller has received notice of any alleged, actual or potential claim, demand, action, investigation or administrative or judicial proceeding in connection with the Acquired Assets regarding (A) any Release or threatened Release of any Hazardous Materials at any Site or other location, (B) any violation of or non-compliance by any Seller with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law with respect to the Acquired Assets or any Site, or (C) any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release, threatened Release, generation, transportation, disposal or presence of any Hazardous Materials with respect to the Business; in the case of each of (A), (B) or (C) that would not reasonably be expected to be material

               (E) Each Seller has obtained all material permits, licenses and approvals required by applicable Environmental Laws with respect to the Acquired Assets.

               (iii) Sellers have delivered or made available to Buyer or the Lenders copies of all material environmental audits or other studies or reports in Sellers' possession concerning any Environmental Condition relating to the Acquired Assets.

               (iv) None of the items disclosed in Schedule 5.1(l) (other than those with respect to on-site conditions at Sellers' facility in Peoria, Illinois) are reasonably likely to, individually or in the aggregate, constitute a material adverse change in the Business.

               (v) Definitions.

               (A)  For purposes of this Agreement:

                    (1) "Environmental Conditions" shall mean the Release or threatened Release of any Hazardous Materials (whether or not such Release or threatened Release constituted at the time thereof a violation of any Environmental Law) as a result of which (i) Hazardous Materials are present in the environment in concentrations in excess of applicable cleanup standards, remediation criteria, corrective action objectives or similar, analogous standards, (ii) any Seller has or is reasonably likely to have liability to any Person, or (iii) any of the Acquired Assets is reasonably likely to be subjected to any Lien or liability;

                    (2) "Hazardous Materials" shall mean (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; and (ii) any chemicals, materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law; and (iii) any other chemical or other substance, exposure to which is prohibited, limited or regulated under any Environmental Law;

                    (3) "Release" shall mean any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, dumping or disposal into the environment; and

                    (4) "Site" shall mean any real property now or previously owned or operated by any Seller with respect to the Business.

          (m) Taxes. Each Seller has filed or caused to be filed all material Tax returns and reports relating to the Business and the Acquired Assets required to be filed. All Taxes owed to any Governmental Authority by any Seller for periods covered by such returns and reports, and all claims, demands, assessments, judgments, costs and expenses connected therewith, have been paid in full or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with United States generally accepted accounting principles have been established in the books and records of the Sellers for the payment of such Taxes. No Seller is a party to any action or proceeding, nor to the best of Sellers' knowledge, is any such action or proceeding contemplated or threatened, for the assessment or collection of any Taxes relating to the Business or the Acquired Assets, and no deficiency notices or reports have been received by any Seller in respect of any Tax relating to the Business or the Acquired Assets. The federal income tax returns of each Seller have been examined by the Internal Revenue Service for all periods to and including those set forth in Schedule 5.1(m), and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. No state of facts exists or has existed which would constitute grounds for the assessment of any material federal income Tax liability with respect to the periods which have not been audited by the Internal Revenue Service. Except to the extent set forth on Schedule 5.1(m), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Copies of all income tax returns with respect to the Business for each Seller in respect of all years not barred by the statute of limitations have heretofore been delivered to Buyer. For the purposes of this Agreement, "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign). General and special real estate taxes, utilities charges and installments of assessments not due and payable on the Fee Property as of the Closing (the "Proratable Items") shall be prorated and adjusted ratably between Parent and Buyer as of Closing. If the amount of any Proratable Item is not ascertainable at Closing Date, the adjustment thereof shall be on the basis of 110% of the most recently ascertainable bill therefor, to be reprorated by the parties upon receipt of a final bill for such Proratable Item.

          (n) Insurance. Schedule 5.1(n) contains a list of all insurance policies (specifying the location, insured, insurer, amount of coverage, type of insurance and policy number) maintained by any Seller applicable to the Acquired Assets. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of law and of all agreements to which any Seller is a party, (ii) are valid, outstanding and enforceable policies, and
     (iii) provide adequate insurance coverage for the Acquired Assets. The insurance policies being issued or transferred to Buyer, or with respect to which Buyer is being named as an additional insured, in connection with the transactions contemplated by this Agreement are valid, outstanding and enforceable policies, and provide adequate insurance coverage for the Acquired Assets.

          (o) Approvals. Schedule 1.3 sets forth a list of all Consents that must be obtained or satisfied by Seller for the consummation of the transactions contemplated by this Agreement, including, without limitation, all Consents that must be obtained pursuant to Section 1.3(a). Except as set forth on Schedule 5.1(o), all Consents prescribed by any Law (including the Government Contract Regulations, the Federal Assignment of Claims Act and the Federal Anti-Assignment
     Act), or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by any Seller for the consummation of the transactions contemplated by this Agreement, or for the continued performance by them of their rights and obligations hereunder, have been, or shall by the Closing have been, made, obtained and satisfied.

          (p) Books and Records. The books and records of each Seller accurately record all transactions relating to the Business in all material respects, and have been maintained consistent with good business practice.

          (q) Warranty Costs. Schedule 5.1(q) is a description of all litigation, actions, suits, investigations, claims and proceedings asserted, brought or, to Sellers' knowledge, threatened against any Seller with respect to the Acquired Assets within the last three years preceding the date of this Agreement, together with a description of the outcome or present status thereof, in each case relating to any claim for warranty costs involving amounts in excess of $10,000, individually or in the aggregate. Except as set forth on Schedule 5.1(q), claims for warranty costs (individually or in the aggregate) during the twelve month period ended December 31, 2002 did not exceed $50,000, and there are no outstanding or, to Sellers' knowledge, threatened claims for any such costs which would exceed $50,000 (individually or in the aggregate). As used herein, "warranty costs" means the costs and expenses of servicing, repairing, returning and/or replacing, or allowances for service, repair, return or replacement, of defective or allegedly defective or improperly selected or shipped products or parts or components thereof manufactured or sold by any Seller and the costs of materials and expenses of replacing materials or correcting any jobs or materials inadequately performed or manufactured by any Seller, together with such legal liability, if any, as may exist in connection with sales of such products, whether such costs and expenses relate to or arise out of claims or causes of action which assert causes sounding in tort, contract or warranty, or any combination of the foregoing.

          (r) Copies of Documents. Sellers have delivered to Buyer true, correct and complete copies of all contracts, agreements and other documents listed in the Schedules to, or referenced in, this Agreement, and all modifications and amendments thereto.

          (s) Appraisal. Sellers have delivered to Buyer a true and complete copy of the most recent appraisal of the Fee Property located in Alabama.

          (t) Disclosure. No representation or warranty made by any Seller contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

          (u) Employee Benefit Plans. Set forth on Schedule 5.1(u) is a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic) and any trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, consultants, or independent contractors of the Sellers or with respect to which the Sellers have made or are required to make payments, transfers, or contributions and in respect of which Sellers have or may have liability (each a "Plan" and, collectively, the "Plans"). Except as disclosed on Schedule 5.1(u):

               (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and other legal requirements. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Sellers, nothing has occurred that would prevent, or cause the loss of, such qualification. The Sellers and each ERISA Affiliate have made all required contributions to each Plan subject to
          Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. For purposes of this Agreement, "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with the Sellers within the meaning of Section 414(b) or
          (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               (ii) There are no pending or, to the best knowledge of the Sellers, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan (other than routine claims for benefits). There has been no prohibited transaction or violation of the fiduciary responsibility rules of ERISA with respect to any Plan that could result in liability in excess of $10,000.

               (iii) (a) No ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (c) neither the Sellers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Sellers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (e) neither the Sellers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. For purposes of this Agreement, (A) "ERISA Event" shall mean (I) a Reportable Event with respect to a Pension Plan; (II) a withdrawal by the Sellers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (III) a complete or partial withdrawal by the Sellers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (IV) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (V) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (VI) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Sellers or any ERISA Affiliate; (B) "Multiemployer Plan" shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Sellers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions; (C) "PBGC" shall mean the Pension Benefit Guaranty Corporation; (D) "Pension Plan" shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Sellers or any ERISA Affiliate or to which the Sellers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years; and (E) "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

               (iv) The execution and performance of this Agreement will not (a) constitute a stated triggering event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Sellers or any subsidiary of the Sellers to any officer, employee, or former employee (or dependents of such employee), or (b) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of the Sellers or any subsidiary of the Seller, in any case in excess of $10,000.

               (v) No Additional Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 5.1 OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT THE SELLERS ARE MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS SECTION 5.1, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE CONDITION, MERCHANTABILITY OR SUITABILITY OF ANY OF THE PROPERTIES OR ASSETS OF ANY SELLER. ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES HERETO OR OTHERWISE PROVIDED ARE NOT, AND SHALL NOT BE DEEMED TO BE, REPRESENTATIONS OR WARRANTIES OF ANY SELLER.

     Section 5.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:


          (a) Organization and Standing; Corporate Power and Authority. Buyer is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith have been duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement have been duly approved by the members of Buyer, and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement by Buyer, nor the performance of its obligations hereunder, will conflict with or constitute a default under any of the terms of Buyer's Certificate of Formation or Limited Liability Company Agreement or any agreement by which Buyer is bound.

          (c) Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

          (d) Title to Loans. Buyer has a valid ownership interest in the Loans that constitute the Purchase Price.

          (e) Interests of Buyer. Neither Buyer nor any Lender is a stockholder or holder of any option to purchase any equity securities of any Seller.

          (f) Ownership of Buyer. The Lenders own all of the equity securities of, and all options to purchase equity securities or securities convertible into equity securities of, Buyer. Each Lender holds a percentage of the total outstanding equity securities of Buyer equal to the percentage of the outstanding principal amount indebtedness of the Borrowers pursuant to the Credit Agreement held by such Lender as of the date hereof. No party other than the Lenders or the administrative agent under the Credit Agreement has the right to Control (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) Buyer. No Lender is an individual or natural person or a disregarded entity holding for such an individual or natural person.

          (g) Disclosure. No representation or warranty made by Buyer contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

     Section 5.3 General. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

                                ARTICLE VI
                            COVENANTS OF SELLERS

     Section 6.1 Maintenance of, and Access to, Records. After the Closing Date, each party hereto shall provide any other party hereto with access (with an opportunity to make copies), during normal business hours, and upon reasonable notice, to any records relating to the Business that are held by any other party hereto. The parties shall preserve and maintain any books and records relating to the Business and retained by them for at least three years after the Closing Date.

     Section 6.2 Accounts Receivable. If any Seller or any of its Affiliates receives any payment relating to any Account Receivable outstanding on or after the Closing Date, such payment shall be the property of, and shall be immediately forwarded and remitted to, Buyer. Such Seller or such Affiliate will promptly endorse and deliver to Buyer any cash, checks or other documents received by Seller on account of any such Accounts Receivable. Such Seller or such Affiliate shall advise Buyer (promptly upon becoming aware thereof) of any counterclaims or setoffs that may arise subsequent to the Closing Date with respect to any Account Receivable.

     Section 6.3 Plant Closing Obligations. If any Seller or any of its Affiliates takes any action which could be construed as a "plant closing" or "mass layoff," or which results in any employee retained or employed in connection with the Business suffering or deeming to have suffered any "employment loss," as those terms are defined in WARN, Sellers and such Affiliates shall be solely responsible for providing any notice required by WARN and for making payments, if any, which may be required under WARN for failure to provide appropriate notice.

     Section 6.4 Further Assurances. Sellers shall use their reasonable best efforts to implement the provisions of this Agreement, and for such purpose Sellers, at the request of Buyer, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, and take all such other actions, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively transfer, convey and assign to Buyer good and valid (and in the case of real property, marketable) title to, and to put Buyer in actual possession and operating control of, all of the Acquired Assets, free and clear of all Liens other than Permitted Liens. In furtherance of the foregoing obligation, Sellers shall, promptly upon the request of Buyer (and in any event within 15 days of any such request) provide any additional description or detail, or supporting documentation (including, without limitation, invoices and bills of sale), requested by Buyer with respect to the Acquired Assets and Schedule 1.1.

                                ARTICLE VII
                        CERTAIN ADDITIONAL COVENANTS

     Section 7.1 Expenses; Transfer Taxes. All legal, accounting and other expenses incurred by any party hereto in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents, and the transactions contemplated hereby, and all sales, transfer, recordation and documentary Taxes and fees which may be payable in connection with the transactions contemplated by this Agreement, shall be borne by Sellers.

     Section 7.2 Press Releases and Disclosure. The parties agree that neither Sellers, Buyer nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors and accountants to Sellers or Buyer) without the consent of the other party hereto, which consent shall not be unreasonably withheld; provided, that nothing herein shall prohibit any party from issuing or causing publication of any press release, announcement or public communication to the extent that such party deems such action to be required by Law or stock exchange regulation; provided further that such party shall, whenever practicable consult with the other party concerning the timing and content of such press release, announcement or communication before the same is issued or published.

     Section 7.3 Defense of Claims. If a claim is asserted against Buyer or any of its direct or indirect subsidiaries or Affiliates with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business prior to the Closing, or the ownership, possession, use or sale of the Acquired Assets prior to the Closing, Sellers shall fully cooperate with Buyer in the defense of any such claim, including by acknowledging that Sellers retained all, and Buyer assumed no, such liabilities. If a claim is asserted against any Seller or any of its direct or indirect subsidiaries or Affiliates, with respect to the ownership, possession, use or sale of the Acquired Assets from and after the Closing, Buyer shall fully cooperate with Sellers in the defense of any such claim.

     Section 7.4 Employee Matters. Sellers shall retain all liabilities and obligations in respect of its past, present and future employees, including all liabilities under any Plans and applicable Laws. Without limiting the generality of the foregoing, Buyer shall have no liability or obligation whatsoever under the Plans, nor shall Buyer have any obligation to provide any employee benefits to any Persons employed in the Business at any time.

     Section 7.5 License to Alabama and Illinois Facilities. Buyer hereby agrees to allow Parent the right to use, on a month-to-month basis for no less than, with respect to the Alabama Fee Property, 60 days, and with respect to the Illinois Fee Property, 90 days, and in each case for no more than two years, a portion of the Fee Property located in Alabama and Illinois to the extent necessary to permit Sellers to operate their business for engineering, drafting, sales and administrative purposes and/or otherwise consolidating their operations at Sellers' or their Affiliates' facilities in Frankfort, Indiana at a monthly cost to Sellers to be mutually agreed upon by Sellers and Buyer, or, if such cost cannot be agreed upon by such parties, at a cost to be determined by a reputable independent appraiser selected by Buyer. Sellers' right to use such facility shall be subject to the terms set forth on Schedule 7.5.

     Section 7.6 Technical Support. For a period of one year following the Closing Date, upon the request of Buyer, Sellers shall provide to Buyer technical support, security, maintenance, repair, mechanical and other similar services as reasonably requested by Buyer at a fair market value cost to Buyer to be mutually agreed upon by Sellers and Buyer, or, if such cost cannot be agreed upon by such parties, at a cost to be determined by a reputable independent appraiser selected by Buyer. All amounts payable to Sellers for rendering technical support and services shall be calculated on a monthly basis and shall be paid to Sellers within thirty days after the month in which such technical support and services have been provided.

     Section 7.7 Existing Leases. At Closing the Sellers shall sell, assign, transfer, convey, set over and deliver to Buyer, all of Sellers' right, title and interest in and to the Existing Leases and Buyer shall assume and agree to keep, perform and fulfill all of Sellers' duties, obligations, and undertakings as landlord under the Existing Leases arising after the Closing Date. Sellers agree to indemnify and hold Buyer harmless from and against all liabilities, liens, claims, demands, causes of action, costs and expenses (including, without limitation, attorneys' fees) incurred by or asserted against Buyer by reason of any default by Sellers under any Existing Lease occurring prior to the Closing Date. Sellers and Buyer also hereby agree further from time to time to perform such other acts, and to execute, acknowledge and deliver such other instruments, documents and other materials as may be reasonably necessary to effectuate the assignment and assumption contemplated hereby.

                               ARTICLE VIII
                              INDEMNIFICATION

     Section 8.1 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold Sellers, their Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, interest, penalties, attorneys' fees to the extent permitted by law, and accounting fees and investigation costs) (collectively, "Damages") that may be incurred by any of them resulting or arising from or related to, or incurred in connection with: (a) the failure of Buyer to report the purchase of the Acquired Assets in accordance with the allocations required by Section 3.2, or (b) any breach of any representation, warranty, covenant, obligation or agreement of Buyer contained herein or in any other Transaction Document.

     Section 8.2  Indemnification by Sellers.

          (I) General. From and after the Closing, Sellers shall jointly and severally indemnify, defend and hold Buyer, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Damages that may be incurred by any of them resulting or arising from, related to or incurred in connection with: (a) the failure of Sellers to assume, pay, perform and discharge the Liabilities, (b) the failure of Sellers to report the sale of the Acquired Assets in accordance with the allocations required by Section 3.2, (c) any breach of any representation, warranty, covenant, obligation or agreement of Sellers contained herein or in any other Transaction Document, or (d) any failure to comply with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Acquired Assets to Buyer.

          (II) Environmental Indemnification. Sellers jointly and severally agree to indemnify, defend, reimburse and hold harmless:

               (A) Buyer, its Affiliates and their respective directors, officers, representatives, lenders, employees and agents; and

               (B) any other Person who acquires a portion of the Fee Property in any manner, including but not limited to, through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Buyer under this Agreement; and

               (C) the contractors, subcontractors, experts, licensees, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of any Persons referred to in subsections (A) or (B) of this Section 8.2(II);

(collectively, the "Buyer Indemnified Parties") from and against any and all Environmental Conditions arising from the presence, use, generation, storage, treatment, discharge, release or disposal (including off-site disposal) of Hazardous Materials upon, about, from or beneath the Fee Property or migrating to or from the Fee Property, or arising in any manner whatsoever out of the violation of any Environmental Laws pertaining to the Fee Property and the activities thereon, in each case to the extent that such Environmental Conditions or violation of any Environmental Laws are attributable to, or the result of, any act or omission prior to the Closing Date. The Buyer Indemnified Parties shall have the right, at their own cost and expense, to review in advance and provide comments on any documents proposed to be submitted to governmental entities or other third parties, including, without limitation, any proposed or final work plan, report, compliance schedule, compliance or consent order, decree or agreement.

     Section 8.3 Notice of Claim; Right to Participate in and Defend Third Party Claim.

          (a) If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with prompt written notice of the Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article VIII, unless such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

          (b) The indemnifying party shall have the right to control the defense, compromise or settlement of any Third Party Claim with its own counsel (reasonably satisfactory to the indemnified party) if the indemnifying party delivers written notice to the indemnified party within seven days following the indemnifying party's receipt of notice of the Third Party Claim from the indemnified party acknowledging its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article VIII, and, if at any time reasonably requested by Buyer, establishes security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Article VIII with respect to such Third Party Claim; provided, however, that in the case of any Third Party Claim for which the indemnifying party is obligated to indemnify any Buyer Indemnified Party pursuant to Section 8.2(II), Sellers shall control the defense, compromise or settlement of the Third Party Claim, and all investigatory, response and remedial actions with respect thereto; provided, further, that the indemnifying party shall not enter into any settlement of any Third Party Claim which would impose or create any obligation or any financial or other liability on the part of the indemnified party. In its defense, compromise or settlement of any Third Party Claim, the indemnifying party shall timely provide the indemnified party with such information with respect to such defense, compromise or settlement as the indemnified party shall reasonably request, and shall not assume any position or take any action that would impose an obligation of any kind on, or restrict the actions of, the indemnified party. The indemnified party shall be entitled (at the indemnified party's expense) to participate in the defense by the indemnifying party of any Third Party Claim with its own counsel.

          (c) If the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with subsection (b) of this Section 8.3, or, with respect to any claim under
Section 8.2(II), Sellers fail to take diligent and continuous action as necessary to address any underlying Environmental Condition in accordance with Environmental Law, or if any bankruptcy, reorganization or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the indemnifying party, the indemnified party shall have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing; provided, however, that the indemnified party shall not settle or compromise any such Third Party Claim without the indemnifying party's prior written consent, unless (i) the terms of such settlement or compromise release the indemnified party or the indemnifying party from any and all liability with respect to such Third Party Claim, or (ii) the indemnifying party shall not have acknowledged its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article VIII and established security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Article VIII with respect to such Third Party Claim. The indemnifying party shall be entitled (at the indemnifying party's expense) to participate in the defense of any Third Party Claim with its own counsel.

          (d) Any indemnifiable claim hereunder that is not a Third Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 60 days after its receipt, it shall have no further right to contest the validity of such claim.

     Section 8.4 Setoff. In addition to any and all other remedies hereunder or at law or in equity, Buyer shall be entitled to recover any indemnification payment or other amounts due from Sellers hereunder by retaining and setting off the amounts (whether or not such amounts are liquidated or reduced to judgment) against any amounts due or to become due from Buyer or any member or other Affiliate of Buyer to any Seller hereunder or under any document delivered pursuant hereto or in connection herewith.

     Section 8.5 Time Limitations on Claims for Indemnification. The right of Buyer to indemnification for any breach of any representation or warranty shall apply only to those claims for indemnification which are given pursuant to this Agreement on or before the respective dates set forth below:

          (a) Any claim for indemnification relating to any breach of the representations and warranties set forth in Section 5.1(m) shall be made on or before 45 days after the expiration of the applicable statute of limitations (and any waivers or extensions thereof) applicable to any claim arising in connection with any breach of any such representations and warranties;

          (b) No time limit shall apply to any right to indemnification with respect to any breach of any representation or warranty contained in Sections 5.1(a), (b), (d) or (l); and

          (c) Any claim for indemnification with respect to any breach of any representation or warranty set forth in any subsection of Section
     5.1 not referred to in subsections (a) or (b) of this Section 8.5 shall be made on or before the date which is three years following the Closing Date.

     Section 8.6  Maximum and De Minimis Amounts; Recoveries Limited.

          (a) The maximum amount of indemnification that can be required of Sellers under Section 8.2(I)(c) for any breach of any representation or warranty set forth in Section 5.1 (or any portion thereof) shall not exceed $7,398,191.

          (b) Sellers shall not be required to indemnify, defend or hold Buyer harmless from and against any Damages or Environmental Conditions under Section 8.2(I)(c) with respect to any breach of any representation or warranty unless and until the amount of such Damages or Environmental Conditions equals $100,000 in the aggregate (the "Threshold Amount"), in which event Sellers shall be obligated to indemnify Buyer, and Buyer may assert its right to indemnification hereunder, to the full extent of all Damages or Environmental Conditions relating to such breach, including Damages or Environmental Conditions that are less than the Threshold Amount.

     Section 8.7 Exclusions. No limitation set forth in Sections 8.5 or 8.6 shall apply with respect to any matter as to which any Seller had knowledge as of the Closing and which was not disclosed in writing to Buyer pursuant to this Agreement, including, without limitation, the schedules hereto.

     Section 8.8 Insurance. If Buyer incurs or discovers any loss or damage following the Closing relating to pre-Closing events or conditions that is covered by or subject to policies of insurance maintained by any Seller, Sellers shall take all commercially reasonable actions requested by Buyer to enforce such policies of insurance, including seeking recovery for any such loss or damage claimed by Buyer, provided, however, Buyer shall pay all deductibles in connection with such claims. Sellers shall promptly pay or transfer any amounts recovered from such insurance policies to Buyer.

                                ARTICLE IX
                               MISCELLANEOUS

     Section 9.1 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto.

     Section 9.2 Entire Agreement. This Agreement, and the other agreements expressly provided for herein, set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

     Section 9.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Illinois.

     Section 9.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 9.5 Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with this Agreement shall be brought and maintained exclusively in the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois, or any proper court of appeal therefrom. Sellers and Buyer expressly and irrevocably submit to the jurisdiction of the courts of the State of Illinois and of the United States District Court for the Northern District of Illinois, and appellate courts therefrom, for the purpose of any such litigation as set forth above. Sellers and Buyer further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Illinois. Sellers and Buyer expressly and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such litigation brought in any court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that Sellers or Buyer have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to themselves or their property, Sellers and Buyer hereby irrevocably waive such immunity in respect of their obligations under this Agreement.

     Section 9.6 Waiver of Jury Trial. THE SELLERS AND THE BUYER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 9.7 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within 5 days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) within 12 hours after being sent by telecopy, with confirmed answerback, or (d) within 1 business day of being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

To Seller:        ROHN Industries, Inc.
                  Attention:  Chief Financial Officer
                  6718 West Plank Road
                  P.O. Box 2000,
                  Peoria, IL 61604
                  Fax: (309) 633-2693
                  Telephone:  (309) 633-6834 (for confirmation of receipt)



With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  Attention:  Thomas W. Christopher
                  One New York Plaza
                  New York, NY 10004-1980
                  Fax:  (212) 859-4000
                  Telephone:  (212) 859-8000 (for confirmation of receipt)

To Buyer:         FOGSON, L.L.C.
                  c/o LaSalle Bank National Association
                  Attention:  James Simpson
                  135 S. LaSalle Street, Suite 1125
                  Chicago, IL 60603
                  Fax:  (312) 904-6242
                  Telephone:  (312) 904-8130 (for confirmation of receipt)

With a copy to:

                  Jones, Day, Reavis & Pogue
                  Attention:  Robert J. Graves
                  77 West Wacker
                  Chicago, IL 60601
                  Fax:  (312) 782-8585
                  Telephone:  (312) 782-3939 (for confirmation of receipt)

Any party by written notice to the others given in accordance with this
Section 9.7 may change the address or the Persons to whom notices or copies thereof shall be directed.

     Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     Section 9.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto. All rights, obligations and liabilities of Buyer hereunder may be assigned by Buyer to any Affiliate thereof or any third Person with no need for the consent of the other parties hereto, provided, however, that if Buyer assigns any of its rights to indemnification pursuant to (x) Section 8.2(I)(c) for breach of the representations and warranties made in Section 5.1(l) or (y) Section 8.2(II) to any non-Affiliate of Buyer any such assigned rights to indemnification shall be subject to the following limitations: (a) any claim by any such assignee for indemnification pursuant to Section 8.2(II) or Section 8.2(I)(c) for breach of the representations and warranties made in Section 5.1(l) must be made within 5 years of the date of such assignment; (b) the maximum aggregate amount of indemnification that can be required of Sellers by such assignee pursuant to Sections 8.2(I)(c) and 8.2(II) is $7,398,191; and (c) no claim can be made by such assignee for indemnification pursuant to Section 8.2(II) or
Section 8.2(I)(c) for breach of the representations and warranties made in
Section 5.1(l) for costs incurred in connection with remediation of any Environmental Condition unless such remediation is required by Environmental Law. No rights, obligations or liabilities of any Seller hereunder may be assigned without Buyer's prior written consent.

     Section 9.10 Waivers. Except as otherwise provided herein, Buyer or Sellers may waive in writing compliance by any of the other parties hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement or any of the other Transaction Documents, by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.

     Section 9.11 Schedules. The Schedules attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

     Section 9.12 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     Section 9.13  Certain Definitions.

          (a) For purposes of this Agreement, the term "Affiliate" shall mean any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity.

          (b) For purposes of this Agreement and of any other Transaction Document, references to any Seller's knowledge, or Sellers' knowledge, shall be deemed to include all information that is actually known or, in the exercise of reasonable diligence in the normal course of their employment and/or assigned duties, should be known, by each of the following individuals: (i) the following officers of Sellers: John Austin, David Brinker, Alan Dix, Paul Grove, Jeffrey Jablonski, or Horace Ward and all management or supervisory personnel who are (or, at any time since January 1, 2002, were) employed or retained by any Seller or any of its Affiliates, whether or not such individuals were or are also officers, directors of employees of any Seller or any of their Affiliates, and (ii) all other individuals employed or retained by any Seller or any of their Affiliates who have (or should have) exercised by reason of their position, responsibilities or duties, the principal supervisory, monitoring or compliance function with respect to any of the particular subject matters addressed by the representations and warranties set forth in Article V of this Agreement.

     Section 9.14 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     Section 9.15 Gender and Number. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

     Section 9.16 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than Buyer, any member or other Affiliate of Buyer, any assignee of any of the foregoing, or Seller, any rights or remedies under or by reason of this Agreement.

                  [Remainder of page intentionally blank.]

          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                        ROHN INDUSTRIES, INC.

                                        By:  /s/ Alan R. Dix
                                           -------------------------------------
                                          Name:  Alan R. Dix
                                          Title: Vice President, Chief Financial
                                                 Officer and Secretary

                                        ROHN ENCLOSURES, INC.
                                        ROHN, INC.
                                        ROHN CONSTRUCTION, INC.
                                        ROHN PRODUCTS, INC.
                                        ROHN INSTALLATION SERVICES, INC.

                                        By:  /s/ Alan R. Dix
                                          --------------------------------------
                                          Name:  Alan R. Dix
                                          Title: Vice President, Treasurer and
                                                 Secretary

                                         FOGSON, L.L.C.

                                         By: LaSalle Bank National Association,
                                             as Manager

                                             By:   /s/ James C. Simpson
                                                --------------------------------
                                                Name:  James C. Simpson
                                                     ---------------------------
                                                Title: Vice President
                                                      --------------------------

                         ACTION BY WRITTEN CONSENT


     The undersigned UNR ASBESTOS-DISEASE CLAIMS TRUST ("Trust"), acting by written consent pursuant to Sections 228 and 271 of the Delaware General Corporation Law ("DGCL"), does hereby adopt the following resolutions effective December 31, 2002:

     WHEREAS, ROHN Industries, Inc. ("ROHN") has entered into an Asset Purchase Agreement dated December 31, 2002 (the "APA") pursuant to which ROHN and certain of its subsidiaries would sell certain assets of ROHN (including certain assets owned by ROHN subsidiaries) to FOGSON, L.L.C., a Delaware limited liability company ("Fogson") formed by certain of the Lenders to ROHN and its subsidiaries under the draft Amended and Restated Credit Agreement dated as of December 31, 2002 (the "Credit Agreement"); and,

     WHEREAS, the Board of Directors of ROHN has approved and adopted the sale of such assets, which may constitute the sale of substantially all ROHN's assets for purposes of Section 271 of DGCL, to Fogson, upon the terms and subject to the conditions set forth in the APA; and

     WHEREAS, the Company has requested that the Trust, in its capacity as majority stockholder of ROHN, consent to the transactions contemplated by the APA in accordance with Delaware law; and,

     WHEREAS, the Trust, in its capacity as majority stockholder of ROHN, is willing to consent to the transactions contemplated by the APA;

     NOW, THEREFORE, BE IT

     RESOLVED, that the Trust, in its capacity as majority stockholder of ROHN, hereby consents to the transactions contemplated by the APA.

                                        UNR ASBESTOS-DISEASE CLAIMS TRUST



                                        By:   /s/ Michael E. Levine
                                           ------------------------------------
                                           Name:  Michael E. Levine
                                           Title: Trustee

[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612
[OBJECT OMITTED]

                           FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com

        ROHN ANNOUNCES TERMINATION OF AGREEMENT WITH PLATINUM EQUITY
                                   -----
    ROHN INTENDS TO PURSUE ALTERNATIVE TRANSACTION WITH ITS BANK LENDERS

PEORIA, IL, DECEMBER 30, 2002 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that it received a letter on December 27, 2002 from Platinum Equity LLC, a Los Angeles-based private equity firm, purporting to terminate the previously announced asset purchase agreement pursuant to which Platinum was to purchase substantially all of ROHN's assets.

     ROHN believes that Platinum had no basis to terminate the asset purchase agreement and that the purported termination constitutes a material breach of the agreement. ROHN intends to pursue all of its legal rights and remedies against Platinum.

     In light of Platinum's purported termination of its agreement with ROHN, ROHN intends to pursue a transfer of assets to the lenders under its bank credit facility in exchange for the extinguishment of an amount of debt under that facility to be agreed upon between the lenders and ROHN. The assets to be transferred were described in more detail in ROHN's Information Statement filed with the Securities and Exchange Commission on December 11, 2002. Following the consummation of this transaction, ROHN intends to consolidate its manufacturing operations currently conducted in Peoria, Illinois and Frankfort, Indiana into its facilities at Frankfort and continue operations.

     ROHN is in discussions with its majority stockholder, the UNR Asbestos-Disease Claims Trust, and the lenders under its bank credit facility regarding the terms of this alternative transaction, and certain issues remain to be resolved among the parties. ROHN anticipates the negotiations with its bank lenders to result in an amendment to its bank credit facility that provides liquidity for continuing operations and extends the availability of the revolving portion of that facility until December 30, 2003. ROHN expects to substantially reduce the outstanding indebtedness under the bank credit facility as a result of the alternative transaction and the tax benefits ROHN expects to receive in 2003 as a result of the alternative transaction.

     ROHN expects this alternative transaction to close on December 31, 2002.

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

==============================================================================

Statements in this press release include "forward-looking statements" ithin the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: the ability of the Company to finalize an agreement with the lenders under the Credit Agreement for the alternative transaction or for any amendments to the Credit Agreement necessary to complete the alternative transaction; wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

[LOGO - ROHN INDUSTRIES, INC.]



WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612
[OBJECT OMITTED]

                               FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com

          ROHN ANNOUNCES CLOSING OF ASSET TRANSFER TO BANK LENDERS

PEORIA, IL, JANUARY 2, 2003 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that it has completed its previously announced transfer of assets to the lenders under its bank credit facility in exchange for the extinguishment of approximately $7.4 million in debt under that facility. The assets sold in the transaction included ROHN's facilities located in Bessemer, Alabama, a portion of ROHN's facilities located in Peoria, Illinois, and certain inventory, accounts receivable and equipment. The assets transferred are described in more detail in ROHN's Information Statement filed with the Securities and Exchange Commission on December 11, 2002. As previously announced, ROHN intends to consolidate its manufacturing operations currently conducted in Peoria, Illinois and Frankfort, Indiana into its facilities at Frankfort and continue operations.

     ROHN's majority stockholder, the UNR Asbestos-Disease Claims Trust, approved the transfer of assets.

     In connection with the transfer of assets, ROHN and its bank lenders entered into an amended bank credit facility. The amended credit facility provides for a one-year revolving credit facility for ROHN's continuing operations, the repayment of the term loans under the credit facility on June 30, 2003, and more flexible financial covenants that do not take effect until April 1, 2003.

     ROHN also announced today that it has closed the previously announced sale of its facilities located in Casa Grande, Arizona. This transaction resulted in net proceeds to ROHN of approximately $2.6 million.

     Horace Ward, ROHN's Chief Executive Officer said "These transactions allow the Company to put a difficult period behind it. The asset transfer and sale of the facilities located in Casa Grande, Arizona resulted in a $10 million reduction in the Company's debt and tax benefits that the Company expects to realize as a result of the transaction should allow the Company to repay a substantial amount of its obligations to its creditors. The Company looks forward to consolidating its operations at its facilities in Frankfort, Indiana and continuing to service its customers."

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

==============================================================================


Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.